UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1665 Scenic Avenue, Suite 250, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition.

On September 29, 2015, TTM Technologies, Inc., (the “Company”) issued a press release announcing the Plan (as defined in Item 2.05 of this Current Report on Form 8-K) and certain information related to the Company’s previously issued guidance. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As provided in General Instruction B.2 to Form 8-K, the information furnished in Item 2.02 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing of the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly provided by specific reference in such filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On September 29, 2015, the Company announced a consolidation plan that will result in the closure of the Company’s facilities in Cleveland, Ohio, Milpitas, California and Juarez, Mexico (the “Plan”). The Plan is part of the Company’s integration strategy to improve total plant utilization, operational performance and customer focus following its recent acquisition of Viasystems, Inc. In accordance with the Plan, the Company will combine its Cleveland and Milpitas facilities into its North Jackson, Ohio and Silicon Valley, California facilities, respectively, and close its Juarez facility. The Company estimates that the Plan will be substantially completed by the end of the first quarter of 2016 and expects a total headcount reduction of approximately 550 employees.

The Company estimates that it will incur total charges related to the Plan of approximately $15 million to $20 million in separation, asset impairment and exit costs. Approximately 50% of these costs will be in the form of cash expenditures and the rest in the form of non-cash charges. The Company expects to record all of the non-cash impairment charges in the third and fourth quarters of 2015 and the rest of the charges commencing in the third quarter of 2015 and continuing into the second quarter of 2016.

Item 2.06 Material Impairments.

On September 28, 2015, the Company concluded that the Plan would result in the impairment charge described in Item 2.05 of this Current Report on Form 8-K. The information set forth under Item 2.05 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.06.

Forward-Looking Statements - Safe Harbor

This Current Report on Form 8-K contains forward-looking statements regarding future events or our future financial and operational performance, including statements regarding the Plan. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as “anticipate,” “believe,” “plan,” “forecast,” “foresee,” “estimate,” “project,” “expect,” “seek,” “target,” “intend,” “goal” and other similar expressions. The forward-looking statements included in this report reflect the Company’s current expectations and beliefs, and the Company does not undertake publicly to update or revise these statements, even if experience or future changes make it clear that any projected results expressed in this report or future periodic filings with the SEC, press releases or company statements will not be realized. In addition, the inclusion of any statement in this report does not constitute an admission that the events or circumstances described in such statement are material. Furthermore, the Company wishes to caution and advise readers that these statements are based on assumptions that may not materialize and may involve risks and uncertainties, many of which are beyond the Company’s control, which could cause actual events or performance to differ materially from those contained or implied in these forward-looking statements. These risks and uncertainties include, but are not limited to, the successful integration of Viasystems, including the Plan, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for the Company’s products, market pressures on prices of the Company’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, the Company’s dependence upon a small number of customers and the other risks described above and in the Company’s periodic filings with the SEC.

About Our Non-GAAP Financial Measure

In addition, this Current Report on Form 8-K contains information about the Company’s guidance for non-GAAP earnings per share, which is a non-GAAP financial measure. A material limitation associated with the use of the above non-GAAP financial measure is that it has no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measurement and reconciliation to the most directly comparable GAAP financial measurement when it presents is actual results each fiscal quarter. However, this non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: September 29, 2015	/s/ Todd. B. Schull
	By:	Todd B. Schull
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the Company, dated September 29, 2015.